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                                       EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Registration
Statement on Forms S-1 under the caption "Federal
Income Tax Consequences," "Legal Matters" and
"Experts." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder.

/s/ Rosenman & Colin LLP
Rosenman & Colin LLP
New York, New York
March 27, 2001